Exhibit 10.1
CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE
This Settlement Agreement (the “Agreement”) is made this ninteeth (19th) day of December 2007, being the last day on which all parties sign this Agreement (the “Effective Date”) by and among Verizon Federal Inc, (“Verizon”); and Government Telecommunications, Inc. (“GTI”) and GTI’s parent company, Applied Digital Solutions, Inc. (“ADS”); collectively referred to herein as the “Parties.”
WHEREAS, on June 22, 1998, GTI and Verizon (then known as Bell Atlantic Federal Integrated Solutions, Inc.) entered into a subcontract under which Verizon agreed to perform work under a General Services Administration’s (“GSA”) WACS program for GTI in the Northeast and Mid-Atlantic states (the “subcontract”);
WHEREAS, on August 14, 2006, GTI filed an action against Verizon in the Fairfax County Court of Virginia, which is pending as Civil Action No. CL -0610233 (the “Lawsuit”), alleging among other things, breach of contract and tortious interference in connection with the District of Columbia Public School’s determination to use the GSA WITS contract. On October 19, 2006, Verizon filed a counterclaim against GTI for failure to pay invoices owed under the subcontract.
WHEREAS, the Parties now wish to settle and resolve the dispute without admitting liability and wish to terminate the pending litigation.
NOW, THEREFORE, in consideration of the respective promises set forth here, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows.
1.	SETTLEMENT
1.1
On or before January 15, 2008, GTI shall pay to Verizon the sum of One Million dollars ($1,000,000.00) by wire transfer into account # 199-2890, ABA# 043000261, Mellon Bank West, 3 Mellon Bank Center, Pittsburgh, PA 15259, and shall simultaneously telecopy proof of that wire transfer to Verizon as provided in Section 5.12 of the Agreement.

1 of 7

1.2
On or before January 15, 2009, GTI shall pay to Verizon the sum of One Million dollars ($1,000,000.00) by wire transfer into account # 199-2890, ABA# 043000261, Mellon Bank West, 3 Mellon Bank Center, Pittsburgh, PA 15259, and shall simultaneously telecopy proof of said wire transfer to Verizon as provided in Section 5.12 of the Agreement.

1.3
On or before January 15, 2010, GTI shall pay to Verizon the sum of One Million dollars ($1,000,000.00) by wire transfer into account # 199-2890, ABA# 043000261, Mellon Bank West, 3 Mellon Bank Center, Pittsburgh, PA 15259, and shall simultaneously telecopy proof of said wire transfer to Verizon as provided in Section 5.12 of the Agreement.

1.4
On or before January 15, 2011, GTI shall pay to Verizon the sum of One Million dollars ($1,000,000.00) by wire transfer into account # 199-2890, ABA# 043000261, Mellon Bank West, 3 Mellon Bank Center, Pittsburgh, PA 15259, and shall simultaneously telecopy proof of said wire transfer to Verizon as provided in Section 5.12 of the Agreement.

1.5	ADS agrees to execute the guaranty attached as Attachment B to the Agreement.
1.6
The settlement shall finally settle and resolve all claims asserted, or which could have been asserted, by Verizon, GTI, and ADS in the Lawsuit as of the date of this Agreement, including, but not limited to, legal expenses.

2.	RELEASE
2.1
In consideration of the settlement and following full performance thereunder, GTI, and all of its predecessors, successors, parents, direct subsidiaries, indirect subsidiaries, affiliates, assigns, heirs, agents, and attorneys, release and forever discharge Verizon, and all of its predecessors, successors, parents, direct subsidiaries, indirect subsidiaries, affiliates, assigns, agents, directors, officers, employees, and shareholders from and against all actions, causes of action, claims, suits, debts, damages, judgments, liabilities, demands and controversies whatsoever, whether matured or unmatured, whether at law or in equity, whether before a local, state, or federal court or state or federal administrative agency or commission, and whether now known or unknown, liquidated or unliquidated, that GTI now has or may have had, or thereafter claims to have, regarding the issues arising out of or related to the Lawsuit, on behalf of itself, or any other person or entity, at any time prior to and including the date of the Agreement.

2 of 7

2.2
In consideration of the settlement and following full performance thereunder, Verizon, and all of its predecessors, successors, direct subsidiaries, indirect subsidiaries, assigns, heirs, agents, and attorneys hereby release and forever discharge GTI and ADS, and all of its predecessors, successors, parents, direct subsidiaries, indirect subsidiaries, affiliates, assigns, agents, directors, officers, employees, and shareholders from and against all actions, causes of action, claims, suits, debts, damages, judgments, liabilities, and demands whatsoever, whether matured or unmatured, whether at law or in equity, whether before a local, state or federal court or state or federal administrative agency or commission, and whether now known or unknown, liquidated or unliquidated, that Verizon now has or may have had, or thereafter claims to have, regarding the issues arising out of or related to the Lawsuit, on behalf of itself, or any other person or entity, at any time prior to and including the date of the Agreement.

2.3
The Parties warrant and agree that (1) neither has assigned, pledged, hypothecated, or otherwise divested itself or encumbered any part of Lawsuit being released here; (2) no other person or entity has any interest in or ownership of the Lawsuit covered by this release; and (3) the Parties will indemnify, defend, and hold each other harmless from and against any of all of any part of the Lawsuit so assigned, pledged, hypothecated, divested, or encumber.

3.0	COMPROMISE & CONFESSED JUDGMENT
3.1
It is understood and agreed between the Parties that the Agreement is a compromise and shall never be construed as an admission of liability, wrongdoing, or responsibility on the part any Party, or on the part of any Party’s predecessors, successors, assigns, agents, parents, subsidiaries, affiliates, officers, directors, or employees. Rather, the Parties expressly deny such liability, wrongdoing, or responsibility.

3.2
GTI agrees to execute the Confessed Judgment attached as Attachment A to the Agreement. Verizon will provide GTI and ADS 10-days notice under Section 5.12 before seeking to file the confessed judgment in Fairfax County.

4.0	CONFIDENTIALITY
4.1
The Parties agree that the Agreement and its terms are and shall be kept confidential. Except to the extent necessary to enforce it, or to the extent that any of the Parties reasonably believes it is legally required to disclose its terms, the terms and conditions of the Agreement, including the amounts of payment shall remain confidential and shall not be disclosed. To the extent required by subpoena or other written order of a court or government body of competent jurisdiction, the Party being compelled to provide the information will notify the other Party within twenty (20) business days of receipt of the subpoena or written order.

3 of 7

5.0	MISCELLANEOUS TERMS AND CONDITIONS

5.1	The Parties agree to bear their own attorneys’ fees and costs.
5.2	Each Party represents and warrants that it has the sole right and exclusive authority to execute the Agreement, to agree to the terms and conditions set forth here.
5.3
The Agreement including all matters of construction, validity, and performance shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without giving effect to the choice of law or conflicts of law provisions.

5.4
The Parties agree to cooperate fully, to execute any and all supplementary documents, and to take all additional actions that may be necessary or appropriate to give the Agreement full force and effect.

5.5	The Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
5.6
GTI and ADS acknowledge, represent, and warrant that the execution, delivery and performance of the Agreement will not violate or conflict with their certificates of incorporation, by-laws, or any agreement, order, judgment, decree, statute, rule or regulation applicable to GTI, ADS, or both.

5.7
Verizon acknowledges, represents, and warrants that the execution, delivery and performance of the Agreement will not violate or conflict with their certificates of incorporation, by-laws, or any agreement, order, judgment, decree, statute, rule or regulation applicable to Verizon.

5.8
The Parties acknowledge, represent, and warrant that each has been fully advised by its attorney(s) concerning the execution of the Agreement, that each has fully read and understands the terms of the Agreement, and that each has freely and voluntarily executed the Agreement. Each Party has participated in the creation of this Agreement. No legal principle interpreting the Agreement against the drafter will apply.

4 of 7

5.9
This Agreement, and the attachments hereto, reflects the entire agreement and understanding between the Parties with respect to the settlement contemplated herein, supersedes all prior agreements, arrangements, understandings, communications, representations or warranties, both oral and written, related to the Dispute. This Agreement may be modified only by a written document signed by all of the Parties.

5.10
No failure or delay by any Party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.

5.11	Upon the Effective Date, this Agreement shall be binding on the Parties and their respective successors and assigns.
5.12
Any notices or other communications to be given in writing in accordance herewith shall be delivered by (as elected by the Party giving such notice): (i) hand; (ii) postage-prepaid first-class, registered or certified mail, return receipt requested; (iii) a prepaid, nationally recognized, overnight courier service; or (iv) facsimile or electronic mail, but only if subsequently confirmed by a duplicate thereof being delivered by one of the foregoing options “(i)” through “(iii).” All notices shall be deemed to have been duly delivered on: (i) the date of receipt (or if delivery is refused, the date of such refusal) if delivered by hand or by courier; (ii) the date of receipt if delivered by facsimile or email and subsequently confirmed.

Notices to each Party shall be directed to such Party’s address and contact information as set forth as follows, provided that either Party may change its address for purposes hereof on prior written notice to the other Party in accordance herewith:
5.12.a	Notices to Verizon: Mary Coyne Associate General Counsel Verizon Business Communications 1133 19th Street, N.W. Washington, D.C. 20036

5 of 7

5.13.b	Notices to GTI and ADS:

Applied Digital 1690 South Congress Ave. #200 Delray Beach, FL 33445 Attn: CEO & General Counsel — urgent legal matter

GTI 4500 Southgate Place Suite 300 Chantilly, VA 20151 Attn: Steve Wood— urgent legal matter

John C. Person Person & Craver LLP 1801 K Street, N.W. Washington, D.C. 20006

6 of 7

IN WITNESS THEREOF, the Parties have fully executed this Settlement Agreement as of the date of the last signature below.

Government Telecommunications, Inc.	Verizon Federal Inc.
/s/ Lorraine M. Breece	/s/ Mary L. Coyne

Signature	Signature
Lorraine M. Breece	Mary L. Coyne

Printed Name	Printed Name
V.P.	Associate General Counsel, Verizon Business

Title	Title
December 19, 2007	12/19/07

Date	Date

Applied Digital Solutions, Inc.
/s/ Lorraine M. Breece

Signature
Lorraine M. Breece

Printed Name
SVP, ACFO

Title
December 19, 2007

Date

7 of 7

Attachment A
IMPORTANT NOTICE
THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

PROMISSORY NOTE

$4,000,000.00	Fairfax, Virginia
As of December 19, 2007
FOR VALUE RECEIVED, the undersigned, Government Telecommunications, Inc. (“Debtor”) hereby promise esto pay to the order of Verizon Federal Inc. or any assigns of Verizon Federal Inc. (“Holder”), the sum of FOUR MILLION DOLLARS ($4,000,000) as hereinafter provided.
This Note is payable as follows: Debtor shall pay Holder one million dollars on or before January 15, 2008. Debtor shall pay Holder one million dollars on or before January 15, 2009. Debtor shall pay Holder one million dollars on or before January 15, 2010. Debtor shall pay Holder one million dollars on or before January 15, 2011. Debtor agree that should there be default in making any of the four payments set forth above, then the unpaid balance of the Note shall immediately become due and payable and shall be subject to postjudgment interest rate under Virginia law. Failure by the Holder to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. No failure of payment shall be deemed to be a default unless such payment is not received by Holder within five (5) days after the due date. Payment shall be paid to the Holder by wire transfer into account # 199-2890, ABA# 043000261, Mellon Bank West, 3 Mellon Bank Center, Pittsburgh, PA 15259, or at such other address as Holder may direct in writing from time to time.
IMPORTANT NOTICE
THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

Debtor hereby irrevocably appoints Timothy B. Hyland, Jennifer S. Atkins, and William M. Vermette, any one of whom may act individually, as their attorneys-in-fact pursuant to §§ 8.01-432 through 440 of the 1950 Code of Virginia, as amended, and as in effect on the date of this Note. Any one of these attorneys-in-fact hereby are authorized to appear in the Office of the Clerk of the Circuit Court of Fairfax County, Virginia, and confess judgment in favor of the Holder, and against the Debtor in the full amount then due hereunder. Debtor hereby appoints the Secretary of the Commonwealth of Virginia as their non-exclusive agent to accept service of process. Such authority and power may be exercised on one or more occasions, from time to time in the same or different jurisdictions, as often as the Holder shall deem necessary or desirable, for all of which this Note shall be a sufficient warrant.
Any forbearance by the Holder of this Note in exercising any right or remedy hereunder or otherwise afforded by applicable law shall not be construed as a waiver of or preclude the exercise of such right or remedy. The rights provided in this Note are distinct and cumulative to any and all other rights or remedies the Holder may be afforded by law or equity and may be exercised concurrently, independently or successively. The authority and power to appear for and enter judgment against the Debtor shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto.
Debtor reserves the privilege of prepaying all or any portion of the outstanding balance of this Note, at any time.
In the event of a default under this Note, Debtor promises to pay all costs of collection, including Holder’s reasonable attorneys’ fees, regardless of whether suit is filed.
At the option of Holder, this Note shall become immediately due and payable in its entirety should any one of the following events occur: (a) if Debtor fails to make any payment hereunder within 5 days after such payment is due and payable; or (b) if Debtor fails to observe or perform any warranty, covenant, or condition to be observed or performed by Debtor under this Note or under the agreement between the parties settling the litigation captioned as Government Telecommunications, Inc. v. Verizon Federal Inc., in the Circuit Court of Fairfax County, No. 06-10233.

The failure of Holder to exercise any option or remedy granted to it hereunder in any one or more instances, or the acceptance by Holder of partial payments or partial performance, shall not constitute a waiver of any default by Debtor, and all such options and remedies shall remain continuously in force.
Debtor and all others who may become liable for all or any part of this Note, agree hereby to be jointly and severally bound, and jointly and severally (a) waive and renounce any and all homestead exemption rights and the benefits of all valuation and appraisement privileges as against this debt or any renewal or extension hereof; (b) waive presentment, demand, protest, notice of nonpayment, notice of dishonor, and any and all lack of diligence or delays in the collection or enforcement hereof; (c) expressly consent to the release or substitution of any of the collateral securing this Note; (d) expressly consent to any extension of the time for payment of this Note and any other indulgence or forbearance by Holder; and (e) agree that none of them are parties “for accommodation” as defined in Va. Code § 8.3A-419. Any extension, release, substitution, indulgence or forbearance may be made without notice to any party and without in any way affecting the personal liability of any party liable hereon.
This Note shall be binding upon the Debtor and their respective successors and assigns and shall inure to the benefit of Holder and its successors and assigns. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, the undersigned GTI, with power and authority to do so, intending that this Note shall constitute an instrument under seal, have caused these presents to be executed, delivered, and sealed on the day and year first above written.

GOVERNMENT TELECOMMUNICATIONS, INC.

By:		(SEAL)

Name:
Title:
COMMONWEALTH OF VIRGINIA,
COUNTY/CITY OF                                         , to wit:
I, the undersigned, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that                                         , whose name is signed to the foregoing and annexed instrument as                                          of DEBTOR, did appear before me this day and acknowledged before me the same to be the act and deed of the said corporation.
GIVEN under my hand and seal this                      day of December  , 2007.

Notary Public
My Commission Expires:                                         .